UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2010 (June 23, 2010)

Retail Ventures, Inc.
 (Exact name of registrant as specified in its charter)

Ohio	1-10767	20-0090238
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4150 E. Fifth Avenue, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 238-4148

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 23, 2010, Retail Ventures, Inc. (the “Company”) held its Annual Meeting of Shareholders in Columbus, Ohio to consider and vote on the matter described below. A total of 41,869,329 shares of the Company’s common stock were present or represented by proxy at the meeting. This represented approximately 85.39% of the Company’s 49,031,979 shares of common stock that were outstanding and entitled to vote at the meeting.

Election of Directors

At our Annual Meeting, our shareholders elected to the Board of Directors each of the eight nominees identified in our 2010 proxy statement, dated May 14, 2010, to serve until the annual meeting following their election and until their successors are duly elected and qualified, or until his or her earlier death, resignation or removal. The final voting results were as follows:

	Votes For	Votes Against	Abstain

Jay L. Schottenstein	41,302,877	564,152	2,300
Henry L. Aaron	41,682,283	184,561	2,485
Ari Deshe	41,346,605	519,364	3,360
Jon P. Diamond	41,347,627	519,217	2,485
Elizabeth M. Eveillard	41,636,778	230,860	1,691
Lawrence J. Ring	41,635,625	231,219	2,485
Harvey L. Sonnenberg	40,672,905	1,192,999	3,425
James L. Weisman	40,824,045	1,042,799	2,485

There were no broker non-votes for each director on this proposal.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Retail Ventures, Inc.

Date: June 28, 2010

By: /s/ James A. McGrady
James A. McGrady
Chief Executive Officer, President,
Chief Financial Officer and Treasurer

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